UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2006

SILVER STAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-102930

(Commission File Number)

90-0220668

(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900, Beverly Hills, CA, 90212

(Address of principal executive offices and Zip Code)

(310) 477-2211

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2006, we entered into a consulting agreement amendment with Gordon A. Samson, one of our directors, whereby we agreed to issue 1,000,000 shares of our common stock as part of his compensation. We also clarified the time that Mr. Samson will commit to the affairs of the Company. All other terms of the agreement remain the same. The original agreement dated January 1, 2006 was filed as an exhibit to our Current Report on Form 8-K filed on January 18, 2006. The consulting agreement amendment with Mr. Samson is attached as Exhibit 10.1 to this Form 8-K.

On April 7, 2006, we entered into a consulting agreement amendment with Glen D. Harder, one of our directors, whereby we agreed to issue 2,000,000 shares of our common stock as part of his compensation. We also clarified the time that Mr. Harder will commit to the affairs of the Company. All other terms of the agreement remain the same. The original agreement dated January 1, 2006 was filed as an exhibit to our Current Report on Form 8-K filed on January 18, 2006. The consulting agreement amendment with Mr. Harder is attached as Exhibit 10.2 to this Form 8-K.

On April 7, 2006, we entered into a consulting agreement with William Scott Marshall, one of our directors, wherein we agreed to issue 3,000,000 shares of our common stock as compensation. The agreement commences April 7, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Mr. Marshall is attached as Exhibit 10.3 to this Form 8-K.

On January 1, 2006, we entered into a consulting agreement with Robert McIntosh, our President, Chief Executive Officer and one of our directors, wherein we have agreed to pay him a monthly fee of $20,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule A of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Mr. McIntosh is attached as Exhibit 10.4 to this Form 8-K.

On April 7, 2006, we entered into a consulting agreement amendment with Robert McIntosh whereby we agreed to issue 2,000,000 shares of our common stock as part of his compensation. All other terms of the agreement remain the same. The consulting agreement amendment with Mr. McIntosh is attached as Exhibit 10.5 to this Form 8-K.

On January 1, 2006, we entered into a consulting agreement with David Naylor, our Chief Financial Officer, Treasurer and one of our directors, wherein we have agreed to pay him a monthly fee of $15,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule A of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Mr. Naylor is attached as Exhibit 10.6 to this Form 8-K.

On April 7, 2006, we entered into a consulting agreement amendment with David Naylor whereby we agreed to issue 2,000,000 shares of our common stock as part of his compensation. All other terms of the agreement remain the same. The consulting agreement amendment with Mr. Naylor is attached as Exhibit 10.7 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting agreement amendment dated April 7, 2006 between our company and Gordon Samson.
10.2	Consulting agreement amendment dated April 7, 2006 between our company and Glen D. Harder.
10.3	Consulting agreement dated April 7, 2006 between our company and William Scott Marshall.
10.4	Consulting agreement dated January 1, 2006 between our company and Robert McIntosh.
10.5	Consulting agreement amendment dated April 7, 2006 between our company and Robert McIntosh.
10.6	Consulting agreement dated January 1, 2006 between our company and David Naylor.
10.7	Consulting agreement amendment dated April 7, 2006 between our company and David Naylor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR ENERGY, INC.

/s/ Glen D. Harder

Glen D. Harder

Director

Date: April 7, 2006